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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

DG FASTCHANNEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
750 West John Carpenter Freeway, Suite 700 Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On September 4, 2008, DG FastChannel, Inc. ("DG FastChannel") and Enliven Marketing Technologies Corporation ("Enliven") entered into an amendment to the previously announced merger agreement regarding DG FastChannel's previously announced acquisition of Enliven in a stock-for-stock transaction. The revised terms of the definitive agreement values Enliven at approximately $80 million, inclusive of DG FastChannel's planned assumption of approximately $5.0 million of Enliven's debt. Pursuant to the terms of the revised merger agreement, each outstanding share of Enliven common stock will be converted into 0.033 shares of DG FastChannel common stock. In the aggregate, DG FastChannel expects to issue approximately 2.9 million shares of its common stock (exclusive of shares already owned by DG FastChannel). Upon consummation of the merger, DG FastChannel will have approximately 20.8 million shares of common stock outstanding, with current DG FastChannel shareholders owning approximately 86%, and current Enliven shareholders owning approximately 14%, of the combined enterprise.

        In addition to the revised exchange ratio of 0.033 shares of DG FastChannel common stock to be issued for each share of Enliven common stock in connection with the merger, the amendment to the merger agreement modifies the provisions of the original merger agreement to provide that:

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  a vote of the DG FastChannel stockholders is no longer required as a condition to the consummation of the merger because the number of shares of DG FastChannel common stock to be issued in connection with the merger is, under the revised terms, less than 20% of the number of shares of DG FastChannel common stock outstanding immediately prior to such issuance and therefore the Nasdaq rules no longer require stockholder approval;

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  in determining whether a material adverse effect has occurred with respect to Enliven, any change in Enliven's cash position since May 7, 2008 or any failure or prospective failure of Enliven to achieve financial projections for Enliven prepared by either Enliven's or DG FastChannel's management will not be considered;

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  a termination fee of $1,538,984, rather than the previously agreed amount of $3,270,465, will be payable by Enliven to DG FastChannel in the event the merger agreement is terminated following (i) the failure to obtain the required vote at a duly held meeting of Enliven stockholders; (ii) a change in the recommendation of the Enliven board of directors that the Enliven stockholders vote in favor of the transaction; or (iii) a determination by the Enliven board of directors to accept a proposal that would be more favorable to Enliven's stockholders;

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  DG FastChannel has agreed to reimburse Enliven for certain merger-related expenses of up to $1,500,000 in the event the merger is not consummated by October 6, 2008 (subject to extension in certain events) provided that Enliven has satisfied certain enumerated closing conditions, unless the agreement has been terminated because Enliven fails to obtain the required vote at a duly held meeting of Enliven stockholders or because a material adverse effect has occurred with respect to Enliven; and

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  upon completion of the merger, one current Enliven director, rather than two Enliven directors, will be elected to the DG FastChannel board of directors to serve in the class of directors whose term expires in 2010.

        The foregoing summary of the amendment to the merger agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendment to the merger agreement furnished herewith as Exhibit 2.1, which is incorporated herein by reference. The amendment to the merger agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about DG FastChannel, Enliven, their respective businesses or the actual conduct of their respective businesses during the period prior to the consummation of the merger. Moreover, certain representations and warranties in the merger agreement, as amended, were used for the purpose of allocating risk between DG FastChannel and Enliven, rather than establishing matters of fact. Accordingly, the representations and warranties in the merger agreement, as amended, may not constitute the actual state of facts about DG FastChannel and Enliven.

Item 7.01    Regulation FD Disclosure

        On September 5, 2008, DG FastChannel announced that it had entered into an amendment to the previously announced merger agreement regarding DG FastChannel's acquisition of Enliven. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

        In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is provided in connection with Regulation FD.

Safe Harbor for Forward-Looking Statements

        Statements in this report may contain certain forward-looking statements. All statements included concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that the merger will not close because of a failure to satisfy one or more of the closing conditions; the risk that the Company's or Enliven's business will have been adversely impacted during the pendency of the merger; the risk that the operations will not be integrated successfully; and the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Additional Information

        In connection with the proposed merger, DG FastChannel will file an amendment to the registration statement and DG FastChannel and Enliven will file a supplement to the proxy statement/prospectus and other related documents with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read the supplement to the proxy statement/prospectus when it becomes available as it will contain important information about the merger and related matters. Investors and security holders will have access to free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by DG FastChannel through the SEC web site at www.sec.gov. The supplement to the proxy statement/prospectus and related materials may also be obtained for free (when available) from DG FastChannel by directing a request to: DG FastChannel, Inc. Attn: Investor Relations Department, 750 West John Carpenter Freeway, Suite 700, Irving, TX 75039, telephone 972-581-2000.

        Enliven and their respective executive officers and directors and certain other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Enliven's stockholders with respect to the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Enliven's stockholders in connection with the proposed merger will be set forth in the supplemented proxy statement/prospectus when it is filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will also be set forth in the supplemented proxy statement/prospectus. You can find information about DG FastChannel's executive officers and directors in its definitive proxy statement filed with the SEC on May 6, 2008. You can find information about Enliven's executive officers and directors in Amendment No. 1 to its annual report on Form 10-K filed with the SEC on April 29, 2008.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of September 4, 2008, by and among DG FastChannel, Inc., DG Acquisition Corp. VI. and Enliven Marketing Technologies Corporation.
99.1	Press Release dated September 5, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC. (Registrant)

Date: September 5, 2008	By:	/s/ OMAR A. CHOUCAIR Omar A. Choucair Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of September 4, 2008, by and among DG FastChannel, Inc., DG Acquisition Corp. VI. and Enliven Marketing Technologies Corporation.
99.1	Press Release, dated September 5, 2008

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 7.01 Regulation FD Disclosure
  Item 9.01. Financial Statements and Exhibits